Exhibit 99.1

NEXGEL Appoints Joseph F. McGuire as Chief Financial Officer

LANGHORNE, Pa. – January 2, 2025 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced the appointment of Joseph F. McGuire as Chief Financial Officer, effective January 1, 2025. Adam E. Drapczuk III, current Chief Financial Officer, will remain with the Company as a consultant.

Adam Levy, Chief Executive Officer, stated, “As our business continues to experience high growth, it is imperative we consistently acquire talented and experienced professionals to join our team particularly in operations and finance. Joe brings many decades of public company and financial experience that will be invaluable during this critical juncture in our company history.”

Mr. Levy continued, “I would like to thank Adam Drapczuk for his invaluable contributions to NEXGEL’s progress and success. We wish him good luck as he builds his own consulting business through Achieving Consulting Excellence, LLC, and are pleased that we can still rely on him moving forward.”

Mr. McGuire has over 30 years of financial and public company experience, having served as Chief Financial Officer for several privately held and publicly traded companies in the health care, financial services, investment, and manufacturing industries. He was a key member of the team that successfully guided a biotechnology company through its IPO, resulting in its listing on the NYSE in July 2022. In these roles, Mr. McGuire’s responsibilities included SEC financial reporting, investor relations, corporate governance, legal and audit liaison, and team building. He began his career with Price Waterhouse, where he was a certified public accountant, and later held management positions with Dean Witter Reynolds and Paine Webber, Inc. Mr. McGuire received a Bachelor of Science in accounting from the University of Notre Dame. Mr. McGuire has consulted with NEXGEL since September 2, 2024, and will serve on the executive management team to lead the Company’s finance functions.

Mr. McGuire, newly appointed Chief Financial Officer of NEXGEL, commented, “It is an exciting time to be part of NEXGEL. Adam Levy and his team have executed consistently and exceeded the markets expectations. I look forward to working with him, Adam Drapczuk and the rest of the team going forward.”

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

NEXGEL@KCSA.com